UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) January 26, 2015

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.
(Exact name of registrant as specified in its charter)

DE	33-0933072
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
(949) 399-4500 (Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement
On January 26, 2015, the Registrant’s wholly-owned subsidiary, Schneider Power Inc. (“SPI”) and its indirect wholly-owned subsidiary, Zephyr Farms Limited (“Zephyr”) entered into a First Amendment to Master Amendment Agreement with Samsung Heavy Industries Co. Ltd. (“Samsung”) pursuant to which the parties agreed to defer until January 31, 2016 approximately CAD $462,167 of interest owed to Samsung under the Master Amendment Agreement that was originally scheduled to be paid on January 31, 2015.
On January 8, 2015, SPI and Zephyr notified Samsung of their assertion that Samsung is in default of its obligations under the Turbine Supply Agreement dated June 30, 2010, as amended, and the Operations and Maintenance Agreement dated May 22, 2012. Under the terms of the Operations and Maintenance Agreement, Samsung is contractually required to maintain an average availability at or above 96% for the wind turbines purchased by Zephyr from Samsung. As a result of specifically identified operating and maintenance issues during the past six month period that Samsung has acknowledged, the average availability is materially below the minimum contractual levels and therefore Zephyr will be entitled to certain compensatory payments under the terms of the contract. The parties have entered into discussions to address the performance issues. The execution of the First Amendment to Master Amendment Agreement followed the notification to Samsung and initial discussions. Senior executives of SPI and Zephyr intend to continue discussing the issues with Samsung executives in an attempt to find a broader resolution related to the matter.
Zephyr and the remaining other assets of SPI, represent non-core assets of the Registrant’s business that are being actively marketed for sale. The assets and liabilities of Zephyr and SPI and the associated activities of these entities are reported as discontinued operations on the Registrant’s financial statements. The debt amounts due under the Master Amendment Agreement are secured by substantially all of Zephyr’s assets and a pledge of all of the shares of Zephyr held by SPI. The Registrant has no obligation to service the debt payments and has not provided any guarantees associated with the debt obligation to Samsung.
A copy of the First Amendment to Master Amendment Agreement is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference, and the description of the terms thereof is qualified in its entirety by reference to such exhibit.
Item 9.01 – Financial Statements and Exhibits

Exhibit No.	Description

10.1	First Amendment to Master Amendment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

January 30, 2015	By:	/s/ Kenneth R. Lombardo
Kenneth R. Lombardo
General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment to Master Amendment Agreement